Exhibit 99.1

Lifeloc Reports 2024 Full Year Results

WHEAT RIDGE, Colo., March 28, 2025 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the 2024 fiscal year ended December 31, 2024.

2024 Financial Highlights

Lifeloc Technologies posted annual net revenue of $8.538 million resulting in a net loss of ($1.053) million in 2024, or ($0.41) per diluted share. These results compare to net revenue of $9.330 million for 2023, with net profit of $205.6 thousand, or $0.08 per diluted share. Revenues for 2024 declined by 8% versus 2023, in part because revenue in 2023 reflected pent-up demand that had leveled out by 2024, and in part from the adverse increasing impact of inflation on customer budgets. Total gross margin in 2024 declined to 40.4% versus 43.3% for 2023, due to a combination of reduced volume as well as component inflation. The sales decline, increased costs, as well as record research and development investment all contributed to the loss for the year. We expect more broadly applied price increases to improve margins in 2025.

We believe our core alcohol detection product line-up is strong. The L-series LX9 and LT7 units have features and performance that are driving market penetration by meeting previously unaddressable market needs, such as smart phone pairing, wider temperature use ranges and fast customization that incorporates local languages. We expect that sales of our newer L-series devices will be incremental to FC-series devices rather than displacing FC sales. The L-series devices have been certified to meet the requirements of most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors. We continue to evolve the capability and certifications of these units to add more value and gain market share. Our FC-series devices remain popular with many law enforcement and international organizations. Our Easycal® automated calibration station, the only automated calibration available for portable breath alcohol testers, builds valuable protection around our brand and contributes to market share gains across the board, especially for our workplace Phoenix® 6.0 BT and EV 30 devices.

We believe our most important goal and best opportunity remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s proven capability to build easy-to-use portable testing equipment. We are therefore focusing our research and development efforts on leveraging the SpinDx™ technology platform, sometimes referred to as “Lab on a Disk,” to develop a series of devices and tests that can be used at roadside and in emergency rooms, forensic labs and workplace test sites to achieve a rapid and quantitative measure for a panel of drugs of abuse. SpinDx has been demonstrated in our laboratory to effectively detect for delta-9-THC, cocaine, fentanyl, amphetamine methamphetamine, morphine, MDMA, and benzodiazepines. Testing has validated the SpinDx measurement technology against the definitive standard liquid chromatography-mass spectroscopy (LCMS) measurement utilizing human samples.  The LCMS data have validated the SpinDx test results on real-world human saliva tests at a limit of detection of approximately 10 ng/ml. With our research and development work, we continue to improve our technology’s robustness, speed, and convenience of operation. We are currently performing validation testing of the microfluidic action and full drug assay utilizing the current disk design. This testing has resulted in the need for some additional design work before moving into beta testing and production tooling.

We plan to start beta testing of our SpinDx saliva testing system utilizing the delta-9-THC disks in the second quarter of 2025 using prototype readers as shown in the photograph below. The initial product release is projected to be a device with a disk that allows for detection of delta-9-THC (the major intoxicating component of the cannabis plant) from a test subject’s saliva, followed by a disk for a panel of other drugs. Commercial launch of our first SpinDx application is projected to occur in early 2026. Following initial commercialization, we expect more offerings from this technology platform to include expanded drug panels and samples collected from blood and breath. Following the release of our SpinDx saliva testing system, we expect to accelerate development of combining our LX9 breathalyzer with the THC SpinDx detection unit, to produce our roadside marijuana breathalyzer system.

“Lifeloc has made great progress in 2024. We have invested significant resources into pushing this SpinDx development towards launch. This included choosing long term value creation over short term profitability to fund this opportunity. We anticipate continued high research and development expenses in this final push toward commercialization. And we look forward to beginning to show off the device to key customers at upcoming industry trade shows,” commented Dr. Wayne Willkomm, President and CEO.

Because of the high research and development investment and the need for manufacturing equipment for SpinDx, the company has sought to strengthen its financial resources. At the end of 2024, the company closed on a $750,000 debenture, followed by an additional investment of $75,000 on the same terms in Q1 2025, to assist in the SpinDx development prior to moving forward into production and commercialization.

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Phoenix® and Easycal® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Balance Sheets

ASSETS

	December 31, 2024	December 31, 2023
CURRENT ASSETS:
Cash and cash equivalents	$1,243,746	$1,766,621
Accounts receivable, net	732,541	812,126
Inventories, net	2,996,397	3,024,834
Federal and state income taxes receivable	80,560	—
Prepaid expenses and other	40,045	105,967
Total current assets	5,093,289	5,709,548

PROPERTY, PLANT AND EQUIPMENT:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	1,349,839	1,154,803
Training courses	432,375	432,375
Office equipment, software and space modifications	254,333	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	787,664	480,684
Research and development equipment, software and space modifications not in service	128,007	—
Less accumulated depreciation	(3,613,452)	(3,326,837)
Total property and equipment, net	2,381,297	2,000,174

OTHER ASSETS:
Patents, net	78,723	64,439
Deposits and other	12,261	111,157
Deferred income taxes	1,159,199	806,652
Total other assets	1,250,183	982,248

Total assets	$8,724,769	$8,691,970

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$251,627	$402,231
Term loan payable, current portion	53,195	51,588
Income taxes payable	—	44,952
Customer and tenant deposits	43,814	195,719
Accrued expenses	293,981	329,311
Deferred revenue, current portion	54,458	79,036
Product warranty reserve	46,500	46,500
Total current liabilities	743,575	1,149,337

TERM LOAN PAYABLE, net of current portion and debt issuance costs	1,119,152	1,170,243

SUBORDINATED DEBENTURE PAYABLE, net of current portion and debt issuance costs	630,000	—

DEFERRED REVENUE, net of current portion	6,165	11,565
Total liabilities	2,498,892	2,331,145

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares authorized, 2,664,116 shares outstanding (2,454,116 outstanding at December 31, 2023)	5,586,014	4,668,014
Retained earnings	639,863	1,692,811
Total stockholders' equity	6,225,877	6,360,825

Total liabilities and stockholders' equity	$8,724,769	$8,691,970

LIFELOC TECHNOLOGIES, INC.
Statements of Income (Loss)

	Years Ended December 31,
REVENUES:	2024	2023
Product sales	$8,470,985	$9,228,843
Royalties	34,382	32,299
Rental income	32,778	68,424
Total	8,538,145	9,329,566

COST OF SALES	5,092,046	5,289,896

GROSS PROFIT	3,446,099	4,039,670

OPERATING EXPENSES:
Research, development, and sustaining engineering	2,242,869	1,835,164
Sales and marketing	1,358,211	1,225,381
General and administrative	1,253,236	1,170,260
Total	4,854,316	4,230,805

OPERATING (LOSS)	(1,408,217)	(191,135)

OTHER INCOME (EXPENSE):
Interest income	42,867	70,062
Interest expense	(40,145)	(41,566)
Total	2,722	28,496

NET (LOSS) BEFORE PROVISION FOR TAXES	(1,405,495)	(162,639)

BENEFIT FROM FEDERAL AND STATE INCOME TAXES	352,547	368,253

NET INCOME (LOSS)	$(1,052,948)	$205,614

NET INCOME (LOSS) PER SHARE, BASIC	$(0.41)	$0.08

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.41)	$0.08

WEIGHTED AVERAGE SHARES, BASIC	2,546,493	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,546,493	2,454,116

LIFELOC TECHNOLOGIES, INC.
Statements of Stockholders' Equity
For The Year Ended December 31, 2024 and 2023

	Common Stock Shares	Common Stock Amount	Retained Earnings	Total
Balance, December 31, 2022	2,454,116	$4,668,014	$1,487,197	$6,155,211
Net income (loss)	—	—	205,614	205,614
Balance, December 31, 2023	2,454,116	4,668,014	1,692,811	6,360,825

Issuance of common stock for cash, net of issuance costs	210,000	798,000	—	798,000
Warrants issued with subordinated debenture	—	120,000	—	120,000
Net (loss)	—	—	(1,052,948)	(1,052,948)
Balance, December 31, 2024	2,664,116	$5,586,014	$639,863	$6,225,877

LIFELOC TECHNOLOGIES, INC.
Statements of Cash Flows

	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2024	2023
Net income (loss)	$(1,052,948)	$205,614
Adjustments to reconcile net income (loss) to net cash (used in) operating activities-
Depreciation and amortization	298,293	264,824
Provision for doubtful accounts, net change	2,000	—
Provision for inventory obsolescence, net change	70,000	—
Deferred taxes, net change	(352,547)	(485,223)
Changes in operating assets and liabilities-
Accounts receivable	77,585	(184,207)
Inventories	(41,563)	(292,371)
Federal and state income taxes receivable	(80,560)	107,575
Prepaid expenses and other	65,922	(47,764)
Deposits and other	98,896	(110,657)
Accounts payable	(150,604)	(11,726)
Customer and tenant deposits	(151,905)	(5,312)
Income taxes payable	(44,952)	44,952
Accrued expenses	(35,330)	(15,633)
Deferred revenue	(29,978)	4,188
Net cash (used in) operating activities	(1,327,691)	(525,740)

CASH FLOWS (USED IN) INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(539,731)	(6,811)
Purchases of research and development equipment, software and space modifications not in service	(128,007)	—
Patent filing cost	(21,708)	(1,404)
Net cash (used in) investing activities	(689,446)	(8,215)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Principal payments made on term loan	(53,738)	(52,178)
Proceeds from issuance of subordinated debenture	750,000	—
Proceeds from issuance of 210,000 shares of common stock	798,000	—
Net cash provided from (used in) financing activities	1,494,262	(52,178)

NET (DECREASE) IN CASH	(522,875)	(586,133)

CASH, BEGINNING OF YEAR	1,766,621	2,352,754

CASH, END OF YEAR	$1,243,746	$1,766,621

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$35,891	$37,262

Cash paid for income tax	$125,512	$72,996

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Warrants issued with subordinated debenture	$120,000	$—